Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 24, 2013, by and among Real Goods Solar, Inc., a Colorado corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto as Annex A and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.

DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the applicable party’s knowledge, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of Colorado are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase and sale of the Shares and the Warrants pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class A common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Brownstein Hyatt Farber Schreck, LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Escrow Agreement” means the Escrow Agreement, dated as of the date hereof, between the Company, Roth Capital Partners, LLC and the escrow agent (the “Escrow Agent”) set forth therein, in the form of Exhibit A hereto.

“Evaluation Date” has the meaning set forth in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Investment Amount” means, with respect to each Investor, the product of (i) the number of Shares being purchased pursuant to this Agreement and (ii) the Per Share Purchase Price.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.7.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document, but shall not include the effect of any circumstance, change, development or event arising out of or attributable to (a) the market in which the Company and its Subsidiaries operates generally, (b) general economic or political conditions, (c) the public announcement of this Agreement or of the consummation of the transactions contemplated hereby, (d) any change arising in connection with acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof or other force majeure events occurring after the date hereof or (e) any changes in governmental regulations or accounting rules, except that, in the case of the foregoing clauses (d) and (e), only to the extent such circumstance, change, development or event does not disproportionately impact the Company relative to other companies in the industry in which the Company operates.

“Money Laundering Laws” has the meaning set forth in Section 3.1(ee).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“OFAC” has the meaning set forth in Section 3.1(dd).

“Outside Date” means the thirtieth (30th) calendar day following the date of this Agreement; provided, that if such day should fall on a day that is not a Business Day, the Outside Date shall be deemed the next day that is a Business Day.

“Per Share Purchase Price” equals $2.75.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” has the meaning set forth in Section 3.1(u).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares and the Warrant Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means the shares of Common Stock issued or issuable to the Investors at Closing pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means, as to the Company, any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Common Stock purchase warrants in the form of Exhibit C, which are issuable to the Investors at the Closing.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE 2.

PURCHASE AND SALE

2.1. Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares and the Warrants representing such Investor’s Investment Amount. The Closing shall take place at the offices of Pryor Cashman LLP, counsel to Roth Capital Partners, LLC, 7 Times Square, New York, NY 10036 on the Closing Date or at such other location or time as the parties may agree.

2.2. Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i) a certificate evidencing the number of Shares set forth on such Investor’s signature page hereto, registered in the name of such Investor;

(ii) a Warrant, registered in the name of such Investor, pursuant to which such Investor shall have the right to acquire the number of shares of Common Stock equal to 50% of the number of Shares issuable to such Investor pursuant to Section 2.2(a)(i); and

(iii) the legal opinion of Company Counsel, in agreed form, addressed to the Placement Agent and Investors.

(b) By the Closing, each Investor shall deliver or cause to be delivered the agreements specified in Section 5.2(d), each duly signed by such Investor (collectively, the “Investor Deliverables”).

(c) Within one Business Day following the date of this Agreement, each Investor shall cause to be delivered to the Escrow Agent, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose in accordance with the terms of the Escrow Agreement.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents except, with respect to the Subsidiaries, for violations which would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or any Subsidiary in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) after complying with NASDAQ Rule 5250(e)(2), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 hereof and (v) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement and the Warrants in order to issue the Shares and the Warrant Shares.

(g) Capitalization. As of May 20, 2013, the number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock authorized for issuance under the Company’s various option and incentive plans, are specified in Schedule 3.1(g). Except as specified in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or Common Stock Equivalents to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. With respect to securities issued under the Company’s various option and incentive plans, the representations and warranties set forth in this Section and Schedule 3.1(g) are accurate as of May 20, 2013.

(h) SEC Reports; Financial Statements. Except as specified in Schedule 3.1(h), the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (direct, indirect, contingent, or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any Company or Subsidiary officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(k) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary.

(m) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate United States federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(o) Title to Assets. Except as disclosed in the SEC Reports, the Company and the Subsidiaries have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports and other than with respect to maters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees or significant shareholders of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, employee or such shareholder or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures in accordance with Item 307 of Regulation S-K under the Securities Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that would materially affect the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)).

(t) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u) Certain Fees. Except for fees payable to Roth Capital Partners, LLC (the “Placement Agent”) in connection with the transaction contemplated by this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims made by the Placement Agent or by or on behalf of any other Person other than the Placement Agent for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement unless such Investor shall have entered into a written agreement with such Person regarding such fees.

(v) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares and Warrants and the offer of the Warrant Shares by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form S-3 or Form S-1 promulgated under the Securities Act. The Company has not granted or agreed to grant to any Person other than the Investors pursuant to the Registration Rights Agreement any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied through an effective registration statement or by waiver of such rights.

(w) Listing and Maintenance Requirements. Except as specified in the SEC Reports and in Schedule 3.1(w), the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. After complying with NASDAQ Rule 5250(e)(2), the issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Shares and Warrants at Closing.

(x) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or would become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(z) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(aa) Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants formerly or presently employed by the Company, that would, individually or in the aggregate, have or reasonably be expected to result in, a Material Adverse Effect.

(bb) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(cc) PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(dd) OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ee) Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information concerning the Company, the Subsidiaries or their respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, the Subsidiaries or their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement and any investor presentation provided by the Company or any Person acting on the Company’s behalf) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2. Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other applicable like power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act. Such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(d) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that such Investor was first contacted by the Company or a Placement Agent regarding an investment in the Company. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Limited Ownership. The purchase by such Investor of the Shares and Warrants issuable to it at the Closing will not result in such Investor (individually or together with any other Person with whom such Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred.

(h) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of Roth Capital Partners, LLC or any other placement agent or any of their respective agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1. (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Certificates evidencing Securities (as defined in Section 4.1(c)) will contain the following legend, until such time as they are not required under Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder. Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Certificates evidencing Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Shares and Warrant Shares is then effective, or (ii) following a sale or transfer of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) after a period of six months has elapsed since the later of the date the securities were acquired from the Company of from an Affiliate of the Company, while such Shares or Warrant Shares are eligible for sale by the selling Investor without volume restrictions under Rule 144, subject to receipt from such Investor requesting removal of such legends of a representation letter, in a form reasonably acceptable to the Company, subject to the requirement, to the extent then required for such Shares or Warrant Shares to be resold by such Investor under Rule 144, that the adequate current public information requirement of Rule 144(c) is met at the time of sale. The Company agrees that following the Effective Date or such other time as legends are no longer required to be set forth on certificates representing Shares and Warrant Shares under this Section 4.1(c), it will, no later than three Trading Days following the delivery by an Investor to the Company or the

Transfer Agent of a certificate representing such Shares or Warrant Shares containing a restrictive legend, deliver or cause to be delivered to such investor Shares or Warrant Shares which are free of all restrictive and other legends. If the Company is then eligible, certificates for Shares and Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer to an Investor by crediting the prime brokerage account of such Investor with the Depository Trust Company System as directed by such Investor. If an Investor shall make a sale or transfer of Shares or Warrant Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing the applicable Shares or Warrant Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Shares or Warrant Share delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Shares or Warrant Shares that is free from all restrictive or other legends by 6:00 p.m. (New York City time) on the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Shares or Warrant Shares are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares or Warrant Shares (a “Buy-In”), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2. Furnishing of Information. As long as any Investor owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require shareholder approval of the sale of the securities to the Investors.

4.4. Subsequent Registrations. Other than a Registration Statement pursuant to the Registration Rights Agreement, prior to the first to occur of (a) the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Registration Rights Agreement) other than Cut Back Shares (as defined in the Registration Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements or (b) such time as all Registrable Securities may be sold by the Investors without volume restrictions pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-8 or S-4) with the Commission with respect to any securities of the Company; provided, however, that, for the avoidance of doubt, so long as all Registrable Securities other than Cut Back Shares are registered for resale pursuant to one or more effective Registration Statements, the Company may file a registration statement of any type with the Commission with respect to securities of the Company notwithstanding that any Cut Back Shares have not been registered for resale pursuant to one or more effective Registration Statements.

4.5. Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York City time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York City time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. Following the public disclosure referenced above, no Investor will be in possession of material, non-public information provided to such Investor by the Company or anyone acting on behalf of the Company. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed, including, without limitation, a NASDAQ Listing of Additional Shares Notification (if required). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6. Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASDAQ IM-5635-4.

4.7. Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their respective directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all out of pocket losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any material breach of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8. Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9. Listing of Shares and Warrant Shares. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares and Warrants Shares, and will take such other action as is necessary or desirable to cause the Shares and Warrants Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10. Use of Proceeds. The Company will use the net proceeds from the sale of the Securities to repay existing debt and for working capital purposes and not for the redemption of any Common Stock or Common Stock Equivalents.

ARTICLE 5.

CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Investors to Purchase Securities. The obligation of each Investor to acquire Shares and Warrants at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date);

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect;

(e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(f) Company Agreement. The Company shall have delivered:

(i) the Registration Rights Agreement, duly executed by the Company;

(ii) the Escrow Agreement, duly executed by the Company and the Escrow Agent;

(iii) a copy of irrevocable transfer agent instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent; and

(iv) a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) resolutions as adopted by the Company’s board of directors in connection with the transactions contemplated by this Agreement, (ii) the Articles of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing;

(g) Nasdaq Listing. The Nasdaq Capital Market shall have waived application of the 15 day prior notice requirement contained in NASDAQ Rule 5250(e)(2) or such timeframe shall have expired without objection;

(h) Minimum/Maximum Subscriptions. The aggregate of all Investors’ Investment Amounts shall not be less than $5,000,000 nor greater than $10,000,000;

(i) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

(j) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2. Conditions Precedent to the Obligations of the Company to sell Securities. The obligation of the Company to sell the Shares and the Warrants at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of such Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date);

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) Nasdaq Listing. The Nasdaq Capital Market shall have waived application of the 15 day prior notice requirement contained in NASDAQ Rule 5250(e)(2) or such timeframe shall have expired without objection;

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(e) Minimum/Maximum Subscriptions. The aggregate of all Investors’ Investment Amounts shall not be less than $5,000,000 nor greater than $10,000,000;

(f) Investor Deliverables. Each Investor shall have delivered the Registration Rights Agreement, duly executed by such Investor; and

(g) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.

MISCELLANEOUS

6.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares and the Warrants.

6.2. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Real Goods Solar, Inc.
833 W. South Boulder Road
Louisville, Colorado 80027
Attn: Chief Executive Officer
Facsimile:

With a copy to:	Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, CO 80202-4432
Facsimile: (303) 223-1111
Attn.: Rikard D. Lundberg, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the then issued and outstanding aggregate number of Shares and Warrant Shares and any amendment to any provision of this Agreement made in accordance with this Section shall be binding on all Investors and holders of Securities, as applicable. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Securities. Without the written consent or the affirmative vote of each Investor affected thereby, an amendment or waiver under this Section 6.4 may not waive or amend any Transaction Document the effect of which would be to permit the Company to (1) name any Investor as an underwriter in a Registration Statement without such Investor’s specific written consent thereto, or to (2) extend the Outside Date or amend or waive Sections 5.1 or 6.5. Further, Section 6.8 may not be amended without the prior written consent of the Placement Agent.

6.5. Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of the Investors who subscribed for a majority of the Securities (on an as-converted basis) and the Company, a copy of which shall be provided to the Escrow Agent; and

(b) by the Company or an Investor (as to itself but no other Investor) upon written notice to the other and to the Escrow Agent, if the Closing shall not have taken place by 5:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

6.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party) and that Roth Capital Partners, LLC is a third party beneficiary of the Company’s and Investors’ representations and warranties contained herein.

6.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18. Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such an Investor shall be personally liable for any liabilities of such Investor.

6.19. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

REAL GOODS SOLAR, INC.

By:	/s/ Kamyar Mofid
Name: Kamyar Mofid
Title: Chief Executive Officer

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SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Hoak Public Equities, LP

By:	/s/ J. Hale Hoak
	Name:	J. Hale Hoak
	Title:	President, Hoak & Co. GP Hoak Fund Management, LP GP Hoak Public Equities, LP

Number of Shares being purchased: 181,818

Tax ID No.: 20-1356217

ADDRESS FOR NOTICE
c/o:

Street:	3963 Maple Avenue, Suite 450

City/State/Zip:	Dallas, TX 75219

Attention:	J. Hale Hoak

Tel:	214-855-2288

Fax:	214-855-2222

DELIVERY INSTRUCTIONS (if different from above)
c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Iroquois Master Fund Ltd.

By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Authorized Signatory

Number of Shares being purchased: 181,818

Tax ID No.: 980 445 485

ADDRESS FOR NOTICE
c/o:	Iroquois Capital Management LLC

Street:	641 Lexington Avenue, 26th Floor

City/State/Zip:	New York, NY 10022

Attention:	Ashley Gossweiler

Tel:	212-974-3070

Fax:	212-207-3452

DELIVERY INSTRUCTIONS (if different from above)
c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Alpha Capital Anstalt

By:	/s/ Konrad Ackermann
	Name:	Konrad Ackermann
	Title:	Director

Number of Shares being purchased: 181,818

Tax ID No.: N/A

ADDRESS FOR NOTICE
c/o:	Alpha Capital Anstalt

Street:	Pradafaut 7

City/State/Zip:	LI-9490 Vaduz Liechtenstein

Attention:	Konrad Ackermann

Tel:	00423 232 3195

Fax:	00423 232 3196

DELIVERY INSTRUCTIONS (if different from above)
c/o:	LH Financial Services

Street:	150 Central Park South, 2nd Floor

City/State/Zip:	New York, NY 10019

Attention:	Yosef Milgrom

Tel:	212-586-8224

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Hudson Bay Masterfund Ltd.

By:	/s/ George Antonopoulos
	Name:	George Antonopoulos
	Title:	Authorized Signatory

Number of Shares being purchased: 181,818

Tax ID No.: 98-066 9111

ADDRESS FOR NOTICE
c/o:	Hudson Bay Master Fund Ltd.

Street:	777 Third Avenue, 30th Floor

City/State/Zip:	New York, NY 10017

Attention:	Yoav Roth

Tel:	212-571-1244

Fax:	212-571-1325

DELIVERY INSTRUCTIONS (if different from above)
c/o:	UBS Securities LLC

Street:	480 Washington Blvd., 12th Floor

City/State/Zip:	Jersey City, NJ 07310

Attention:	Patricia Godette

Tel:	201-318-8907

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Capital Ventures International By: Heights Capital Management, Inc., its authorized agent

By:	/s/ Martin Kobinger
	Name:	Martin Kobinger
	Title:	Investment Manager

Number of Shares being purchased: 181,818

Tax ID No.: 20 8897884

ADDRESS FOR NOTICE
c/o:	Heights Capital Management

Street:	101 California Street, Suite 3250

City/State/Zip:	San Francisco, CA 94111

Attention:	Sam Winer

Tel:	415-403-6500

Fax:	415-403-6525

DELIVERY INSTRUCTIONS (if different from above)
c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Hartz Capital Investments, LLC By: Empery Asset Management, LP, its authorized agent By: Empery AM GP, LLC

By:	/s/ Ryan M. Lane
	Name:	Ryan M. Lane
	Title:	Managing Member

Number of Shares being purchased: 110,000 Number of Warrants: 55,000

Tax ID No.: 26-1474239

ADDRESS FOR NOTICE
c/o:	Empery Asset Management, LP

Street:	1 Rockefeller Plaza

City/State/Zip:	New York, NY 10020

Attention:	Ryan M. Lane

Tel:	212-608-3300

Fax:	212-607-3307

DELIVERY INSTRUCTIONS (if different from above)
c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Empery Asset Master, Ltd. By: Empery Asset Management, LP, its authorized agent By: Empery AM Gp, LLC

By:	/s/ Ryan M. Lane
	Name:	Ryan M. Lane
	Title:	Managing Member

Number of Shares being purchased: 72,700 Number of Warrants: 36,350

Tax ID No.: 98-0571318

ADDRESS FOR NOTICE
c/o:	Empery Asset Management, LP

Street:	1 Rockefeller Plaza

City/State/Zip:	New York, NY 10020

Attention:	Ryan M. Lane

Tel:	212-608-3300

Fax:	212-607-3307

DELIVERY INSTRUCTIONS (if different from above)
c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase+ Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Ardsley Partners Renewable Energy Fund, L.P.

By:	/s/ Steve Napoli
	Name:	Steve Napoli
	Title:	Partner

Number of Shares being purchased: 182,000

Tax ID No.: 11-3780097

ADDRESS FOR NOTICE
c/o:	Ardsley Partners

Street:	262 Harbor Drive, 4th Floor

City/State/Zip:	Stamford, CT 06902

Attention:	Steve Napoli

Tel:	203-564-4230

Fax:	203-355-0715

DELIVERY INSTRUCTIONS (if different from above)
c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR KINGSBROOK OPPORTUNITIES MASTER FUND LP By: KINGSBROOK OPPORTUNITIES GP, LLC

By:	/s/ Adam J. Chill
	Name:	Adam J. Chill
	Title:	Managing Member

Number of Shares being purchased: 218,182

Tax ID No.: 98-0630390

ADDRESS FOR NOTICE
c/o:	Kingsbrook Partners LP

Street:	689 Fifth Avenue, 12th Floor

City/State/Zip:	New York, NY 10022

Attention:	Ari J. Storch/Adam J. Chill

Tel:	212-600-8240

Fax:	212-600-8290

E-mail:	investments@kingsbrookpartners.com

DELIVERY INSTRUCTIONS (if different from above)
c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Anson Investments Master Fund LP

By:	/s/ Moez Kassam
	Name:	Moez Kassam
	Title:	Portfolio Management

Number of Shares being purchased: 272,727 shares for $749,999.25

Tax ID No.: 98-0538788

ADDRESS FOR NOTICE
c/o:

Street:	5950 Berkshire Lane, Suite 210

City/State/Zip:	Dallas, TX 75225

Attention:	Moez Kassam

Tel:	416-447-8874

Fax:	416-352-1880

E-mail:	mkassam@ansonfunds.com

DELIVERY INSTRUCTIONS (if different from above)
c/o:	Fidelity Prime Services

Street:	200 Seaport Blvd., Z2H

City/State/Zip:	Boston, MA 02210

Attention:	Roch Bialski

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Wolverine Flagship Fund Trading Limited

By:	/s/ Kenneth Nadel
	Name:	Kenneth Nadel
	Title:	Chief Operating Officer

Number of Shares being purchased: 727,275

Tax ID No.: 98-0383545

ADDRESS FOR NOTICE
c/o:	John Ziegelman, Portfolio Manager

Street:	175 W. Jackson Blvd., Second Floor

City/State/Zip:	Chicago, IL 60604

Tel:	312-884-3287

E-mail:	jziegelman@wolvefunds.cpm

DELIVERY INSTRUCTIONS (if different from above)
c/o:	Deutsche Bank Securities

Street:	60 Wall Street, 13th Floor

City/State/Zip:	New York, NY 10005

Attention:	Marc Scanlon

Tel:	212-250-5571

E-mail:	marc.scanlon@db.com

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR Stiassna Capital Partners, LP

By:	/s/ Nicholas C. Stiassni
	Name:	Nicholas C. Stiassni
	Title:	President & Manager

Number of Shares being purchased: 875,000

Tax ID No.: 55-0900784

ADDRESS FOR NOTICE
c/o:	Stiassni Capital Partners, LP

Street:	3400 Palos Verdes Dr. West

City/State/Zip:	Ranch Palos Verdes, CA 90275

Attention:	Nicholas Stiassni

Tel:	310-377-4500

Fax:	310-305-7611

DELIVERY INSTRUCTIONS (if different from above)
c/o:	N/A

Street:

City/State/Zip:

Attention:

Tel:

Annex A

SCHEDULE OF BUYERS

(1)	(2)

Buyer	Address and Facsimile Number

Stiassni Capital Partners, LP	c/o:Stiassni Capital Partners, LP 3400 Palos Verdes Dr. W Ranch Palos Verdes, CA 90275 Attention: Nicholas C. Stiassni Tel: 310-377-4500 Fax: 310-305-7611 Email: ns@stiassnicapital.com

Wolverine Flagship Fund Trading Limited	c/o John Ziegelman, Portfolio Manager 175 W. Jackson Blvd., Second Floor Chicago, IL 60604 Tel: 312-884-3287 Fax: jziegelman@wolvefunds.com

Anson Investments Master Fund LP	Anson Investments 5950 Berkshire Lane, Suite 210 Dallas, TX 75225 Attn: Moez Kassam T: 416-447-8874 F: 416-352-1880 mkassam@ansonfunds.com

Kingsbrook Opportunities Master Fund LP	Kingsbrook Partners LP 689 Fifth Avenue, 12th Floor New York, NY 10022 Attn: Ari J. Storch / Adam J. Chill T: 212-600-8240 F: 212-600-8290 investments@kingsbrookpartners.com

Ardsley Partners Renewable Energy Fund, L.P.	Ardsley Partners 262 Harbor Drive, 4th Floor Stamford, CT 06902 Attn: Steve Napoli Tel: 203-564-4230 Fax: 203-353-0715 steve@ardsley.com

Empery Asset Master, Ltd	Empery Asset Management 1 Rockefeller Plaza, Suite 1205 New York, NY 10020 Attn: Ryan Lane T: 212-608-3300 F: 212-608-3308 notices@emperyam.com

Hartz Capital Investments, LLC	c/o Empery Asset Management 1 Rockefeller Plaza, Suite 1205 New York, NY 10020 Attn: Ryan Lane T: 212-608-3300 F: 212-608-3308 notices@emperyam.com

Capital Ventures International	c/o Heights Capital Management, Inc., 101 California Street, Suite 3250 San Francisco, CA 94111 Attn: Sam Wiiner T: (415) 403-6500 F: (415) 403-6525 kobinger@sig.com / winer@sig.com

Hudson Bay Master Fund Ltd	Hudson Bay Capital 777 Third Ave, 30th Floor New York, NY 10017 T: 212-571-1244 F: 212-571-1325 investments@hudsonbaycapital.com

Alpha Capital Anstalt	Alpha Capital Anstalt Pradafaut 7 LI-9490 Vaduz Tel: 00423 232 3195 Fax: 00423 232 3196

Iroquois Master Fund Ltd.	Iroquois Capital Management, LLC 641 Lexington Ave., 26th Fl. New York, NY 10022 Attn: Ashley Gossweiler T: 212-974-3070 F: 212-207-3452 jsilverman@icfund.com

Hoak Public Equities, LP	c/o Hoak & Co 3963 Maple Avenue, Suite 450 Dallas, TX 75219 Attn: J. Hale Hoak Tel: 214-855-2288 Fax: 214-855-2222 hale@hoakco.com

Schedule 3.1(g)

Capitalization

#	Type of capital stock	Authorized, as of May 20, 2013	Issued and outstanding, as of May 20, 2013
1	Class A Common Stock, par value $0.0001 per share	150,000,000	26,818,395
2	Class B Common Stock, par value $0.0001 per share	50,000,000	0
3	Preferred Stock, par value $0.0001 per share	50,000,000	0

1.	The lesser of 3,000,000 shares of Class A common stock or 10% of the then outstanding shares of Class A common stock are authorized for issuance pursuant to the Real Goods Solar, Inc. 2008 Long-Term Incentive Plan, as amended and restated from time to time (the “Incentive Plan”).

2.	Registration rights granted pursuant to the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated as of December 19, 2011, by and among the Company, Gaiam, Inc., a Colorado Corporation (“Gaiam”), and Riverside Renewable Energy Investments, LLC, a Delaware limited liability company (“Riverside”).

3.	As of May 20, 2013, 1,974,919 options to purchase shares of Class A common stock granted pursuant to the Incentive Plan.

4.	As of May 20, 2013, 300,000 options to purchase shares of Class A common stock granted pursuant to the Employee Stock Option Agreement, dated as of July 30, 2012, by and between the Company and Kamyar Mofid.

5.	Warrant to purchase 40,000 shares of Class A common stock, dated as of November 1, 2007, granted to Roy and Jan Phillips.

6.	Warrant to purchase 30,000 shares of Class A common stock, dated as of January 1, 2008, granted to Carlson Solar, Inc.

7.	Warrant to purchase 106,557 share of Class A common stock, dated as of March 26, 2013, granted to Silicon Valley Bank, a California corporation.

8.	Warrant to purchase 105,978 shares of Class A common stock, dated as of March 27, 2013, granted to Silicon Valley Bank, a California corporation.

9.	Amended and Restated Promissory Note, dated as of March 27, 2013, issued to Gaiam in the principal amount of $1,000,000, convertible into capital stock of the Company upon the sale of at least $50,000 of the Company’s capital stock at the same purchase price paid by the purchasers in such sale.

10.	Amended and Restated Promissory Note, dated as of March 27, 2013, issued to Riverside in the principal amount of $1,000,000, convertible into capital stock of the Company upon the sale of at least $50,000 of the Company’s capital stock at the same purchase price paid by the purchasers in such sale.

2

Schedule 3.1(h)

SEC Reports; Financial Statements

1.	Current Report on Form 8-K, as filed with the Commission on January 11, 2013.

3

Schedule 3.1(w)

Listing and Maintenance Requirements

1.	Letter, dated as of May 8, 2012, from The Nasdaq OMX Group re: phase-in compliance period upon ceasing to qualify as a controlled company.

4